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                                                                     EXHIBIT 11

FUND AMERICAN ENTERPRISES HOLDINGS, INC.
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(in thousands, except per share earnings)
Unaudited

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
                                                                         Three Months Ended    Nine Months Ended
                                                                           September 30,         September 30,
                                                                        --------------------  --------------------
                                                                          1997       1996       1997       1996
                                                                        ---------  ---------  ---------  ---------
Primary earnings per share:
  After tax earnings..................................................  $  15,368  $   3,666  $  20,887  $  35,966
  Loss on early extinguishment of debt, after tax.....................         --         --     (5,975)        --
                                                                        ---------  ---------  ---------  ---------
  Net income..........................................................  $  15,368  $   3,666  $  14,912  $  35,966
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
  Earnings per share denominator:
    Average common shares outstanding.................................      6,387      7,298      6,669      7,538
    Dilutive options and warrants.....................................        675        680        675        682
                                                                        ---------  ---------  ---------  ---------
    Shares for per share computation..................................      7,062      7,978      7,344      8,220
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
  Primary earnings per share:
    After tax earnings................................................  $    2.18  $     .46  $    2.84  $    4.38
    Net income........................................................       2.18        .46       2.03       4.38
Fully diluted earnings per share
  After tax earnings..................................................  $  15,368  $   3,666  $  20,887  $  35,966
  Loss on early extinguishment of debt, after tax.....................         --         --     (5,975)        --
                                                                        ---------  ---------  ---------  ---------
  Net income..........................................................  $  15,368  $   3,666  $  14,912  $  35,966
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
  Earnings per share denominator:
    Average common shares outstanding.................................      6,387      7,298      6,669      7,538
    Dilution for options and warrants.................................        675        680        675        682
                                                                        ---------  ---------  ---------  ---------
    Shares for per share computation..................................      7,062      7,978      7,344      8,220
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
  Fully diluted earnings per share:
    After tax earnings................................................  $    2.18  $     .46  $    2.84  $    4.38
    Net income........................................................       2.18        .46       2.03       4.38
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